Exhibit (a)(xlii)

WILLIAM BLAIR FUNDS

Amendment to the Written Instrument Establishing and Designating

Shares of the William Blair Ultra-Short Bond Fund

The undersigned, the Board of Trustees of the William Blair Funds (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999, as amended (the “Declaration of Trust”), pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Written Instrument Establishing and Designating Shares of the William Blair Low Duration Fund, as amended October 27, 2021 (the “Written Instrument”), as follows as of December 2, 2021:

WHEREAS, the Board of Trustees of the Trust, pursuant to Sections 6.2 and 6.3 of Article VI of the Declaration of Trust, executed the Written Instrument establishing and designating a new series of interests of the Trust to be known as the “William Blair Low Duration Fund” (the “Low Duration Fund”); and

WHEREAS, the Board of Trustees of the Trust, pursuant to Section 9.3 of Article IX of the Declaration of Trust, executed the Written Instrument to effectuate a name change for the Low Duration Fund to the “William Blair Ultra-Short Bond Fund” (the “Ultra-Short Bond Fund”); and

WHEREAS, a name change for the Ultra-Short Bond Fund has been recommended and the Board of Trustees of the Trust has determined to approve the name change for the Ultra-Short Bond Fund.

RESOLVED, that the Board of Trustees of the Trust hereby re-designates the Ultra-Short Bond Fund to be known as the “William Blair Ultra-Short Duration Bond Fund” effective on such date as determined by the President of the Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ Vann A. Avedisian	/s/ Dorri C. McWhorter
Vann A. Avedisian	Dorri C. McWhorter

/s/ Kathleen T. Barr	/s/ Cissie Citardi
Kathleen T. Barr	Cissie Citardi

/s/ Stephanie G. Braming	/s/ Thomas J. Skelly
Stephanie G. Braming	Thomas J. Skelly

/s/ Daniel N. Leib	/s/ Steven R. Zenz
Daniel N. Leib	Steven R. Zenz